Exhibit 10.20

First Amendment to the

Technological Know-How Transfer Agreement for NPS 2.X

by and between

WEG Equipamentos Elétricos S.A.

and

Northern Power Systems, Inc.

Jaraguá do Sul (Brazil), October 26, 2016.

First Amendment to the Technological Know-How Transfer Agreement for NPS 2.X

This First Amendment to the Technological Know-How Transfer Agreement for NPS 2.X (this “Amendment”) is made and entered into this 26th day of October, 2016, by and between WEG Equipamentos Elétricos S.A., a company incorporated and existing under the laws of Brazil (“WEG”), with its principal office at Av. Prefeito Waldemar Grubba, 3000, Jaragua do Sul, SC, 89256-900, Brazil, and Northern Power Systems, Inc., a company incorporated and existing under the laws of the State of Delaware, U.S.A. (“NPS”), with its principal office at 29 Pitman Road, Barre, Vermont 05641 U.S.A. WEG and NPS are referred to herein collectively as the “Parties” and individually as a “Party”.

WHEREAS, WEG and NPS have signed on March 20, 2013, the Technological Know-How Transfer Agreement for NPS 2.X (the “Agreement”), which granted to WEG (i) the exclusive, nontransferable right (without right to sublicense) to receive the Subject Know-How and the Subject Intellectual Property necessary to manufacture, market and sell the NPS 2.X in the Exclusive Territory; and (ii) the non-exclusive, nontransferable right (without right to sublicense) regarding NPS 2.X Technology to manufacture, market and sell the NPS 2.X in the Non-Exclusive Territory;

WHEREAS, WEG, its North American subsidiary (WEG Electric Corp. (“WEC”)) and NPS have signed on October 26, 2016, an Asset Purchase Agreement (the “APA”), whereby NPS sells, conveys, transfers, assigns and delivers to WEC, NPS’s right, title and interest in and to the intellectual property, equipment, supporting materials, assumed contracts and goodwill of NPS related to utility-scale wind turbines (collectively, the “Utility Wind Assets”);

WHEREAS, the APA establishes that royalties must be paid by WEG and WEC to NPS, after the shipment of two hundred and twelve (212) 2.X Turbines (excluding units shipped due to warranty or replacement causes and returned units);

WHEREAS, considering that the Agreement is already registered before the INPI, allowing WEG to pay royalties to NPS, merely for convenience (and solely for the purpose of paying the royalties agreed in the APA), the parties have decided to keep the Agreement active during the term that royalty payments are due under the APA;

NOW, THEREFORE, in consideration of the mutual covenants and premises herein set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

Article 1 – Definitions and Interpretations

1.1 Definitions.

Unless specified otherwise in this Amendment, the terms in capital letters herein have the meanings already assigned to them in the Agreement.

1.2 Interpretation. In the interpretation of this Amendment, the following rules shall apply:

(a) The singular includes the plural and vice versa. A reference to any gender includes all genders.

(b) A reference to any document, agreement, deed or other instrument (including, without limitation, references to this Amendment and to the Agreement) includes the same as amended, supplemented, restated, novated or replaced, from time to time and shall include all schedules, annexes or other documents incorporated by reference therein.

(c) The words ‘include’ and ‘including’ are to be construed without limitation. The terms ‘herein’, ‘hereof, ‘hereto’, ‘hereunder’ and words of similar purport refer to this Amendment as a whole.

(d) In this Amendment, headings are for the convenience of reference only and are not intended as complete or accurate descriptions of the content thereof and shall not be used to interpret the provisions of this Amendment.

(e) Any rule of interpretation which would require that an agreement be interpreted against the person or Party drafting it shall have no application in the case of this Amendment.

Article 2 – Modifications to the Agreement

2.1 Revocation of any conflicting terms, conditions and provisions.

(a) The Parties agree in maintaining active the Agreement during the period royalties are due under the APA solely for the purpose of WEG using the previous register before the INPI to transfer/pay to NPS the royalties established and agreed on in the APA.

(b) All the terms, conditions and provisions of the Agreement that in any way conflict with the terms, conditions and provisions agreed by and between the Parties in the APA are expressly revoked and neither Party has any continuing obligations under the Agreement other than those specifically set forth in this Amendment.

(c) In case of any conflicts between the Agreement, this Amendment and the APA, the terms, conditions and provisions of the APA shall prevail.

Article 2 – General

2.1 Governing Law and Jurisdiction. This Amendment shall be governed by, and interpreted and construed in accordance with the rules agreed by and between the Parties in the APA.

2.2 Amendments. No amendments or waiver of any provision of this Amendment, nor consent to any departure by any of the Parties there from, shall in any event be effective unless the same shall be in writing and signed by the Parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

2.3 Entire Agreement. This Amendment, together with the APA, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous agreements by and between the Parties as well as all proposals or term sheets, oral or written, and all negotiations, conversations or discussions heretofore had between the Parties related to the subject matter of the Agreement.

2.4 Severability. If any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Amendment shall otherwise remain in full force and effect and enforceable.

2.5 Language. All notices, certificates, correspondence or other communications under or in connection with this Amendment, shall be in English.

2.6 Counterparts. This Amendment is made in three (3) original copies, each having the same contents and the Parties have read and thoroughly understand the contents hereof and have hereby affixed their respective signatures and seals before witnesses. All counterparts shall constitute but one and the same Amendment.

2.7 Notices. All notices, requests, demands or other communication required or permitted to be given under this Amendment and the provisions contained herein shall be written in English and shall be deemed to be duly sent by registered mail, postage prepaid or transmitted by facsimile transmission or internationally recognized courier to the other Party at the address indicated by the Parties in the APA.

2.8 Third Party Benefit. Nothing herein expressed or implied is intended, nor shall it be construed to confer upon or give to any third party any right, remedy or claim under or by reason of this Amendment or any part hereof.

[signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment under seal as of the date first written above.

Northern Power Systems, Inc.

By	/s/ Ciel R. Caldwell
(Legally valid Signature)

Ciel R. Caldwell
(Typed name of representative)

President and Chief Operating Officer
(Title)

(Place/Date signed)

WEG Equipamentos Elétricos S.A.

By	/s/ André Luis Rodrigues	/s/ Wilson José Watzko
	(Legally valid Signature)	(Legally valid Signature)

	André Luis Rodrigues	Wilson José Watzko
	(Typed name of representative)	(Typed name of representative)

	Director	Director
	(Title)	(Title)

	(Place/Date signed)	(Place/Date signed)

4